UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

UWHARRIE CAPITAL CORP

(Exact name of Registrant as Specified in Its Charter)

North Carolina	000-22062	56-1814206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 704-983-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Officer Retirement.

On April 15, 2019, Brendan P. Duffey notified Uwharrie Capital Corp (the “Company”) of his intent to retire from his positions as Chief Risk Officer and Chief Operating Officer of the Company and President and Chief Executive officer, a subsidiary of the Company, effective January 2, 2020.

Item 8.01    Other Events

On April 17, 2019, Roger Dick, President & Chief Executive Officer of Uwharrie Capital Corp, announced the planned retirement of Brendan P. Duffey, Chief Operating Officer of Uwharrie Capital Corp and President & CEO of Uwharrie Bank.  Mr. Duffey will be retiring effective January 2, 2020.  Mr. Duffey, who joined the company in 2004, holds various C-suite positions with the company and bank.

Mr. Dick commented, “I wish Brendan well in his retirement and want to thank him for his dedication, hard work, and superb contributions to Uwharrie Capital Corp and its subsidiaries.  His experience and knowledge were instrumental to the company through the depth of the great recession and helping set a foundation for growth for years to come.”

“I have been truly blessed and am extremely grateful to have been a part of Uwharrie Capital Corp and its unique mission.  I would like to thank all the customers, associates, directors and shareholders of our company that I’ve had the pleasure of working with over my time at Uwharrie for their trust and support,” said Mr. Duffey.

“We have had a company succession plan in place for our key officers for several years now,” said Roger Dick.  Upon Mr. Duffey’s retirement on January 2, 2020, Mr. Dick will succeed Duffey as CEO of Uwharrie Bank and will continue to serve as President & CEO of Uwharrie Capital Corp.

As part of the company’s succession plan, R. David Beaver, III will assume Duffey’s responsibilities as President of Uwharrie Bank and as Chief Risk Officer of Uwharrie Capital Corp.  Mr. Beaver began his banking career at Uwharrie Capital Corp in June 2005, most recently serving as Chief Financial Officer of Uwharrie Capital Corp and Uwharrie Bank. Over Mr. Beaver’s 14-year tenure with Uwharrie, he has served as Assistant Vice President/Asset Liability Manager, and Vice President/Controller & Treasurer before assuming his current role in 2013.   Mr. Beaver holds a BS in Accounting from Pfeiffer University and a MBA from East Carolina University. Mr. Beaver will remain CFO of the Company and the subsidiary bank.

Also as part of the succession plan for Duffey, Jason Andrew, Senior Vice President/eBanking at Uwharrie, will assume a new position in the holding company as Executive Vice President/Chief Information Officer upon Duffey’s retirement.  Mr. Andrew joined the company in 2003 working part-time while completing his BS in Business Administration.  Upon graduation from the University of North Carolina - Charlotte, Mr. Andrew spent a year in the company’s management training program rotating through most of the major functions of the bank.  Upon graduation from the program, he assumed responsibility for the eBanking Group and the bank’s call center operations.  He subsequently took on the responsibilities of Enterprise Apps & e-Commerce Manager reporting to Mr. Duffey in 2016.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

99.1Press Release dated April 17, 2019

Caution Regarding Forward-Looking Statements

This Report may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations and (ii) statements preceded by, followed by or that include the words “may," ”could," ”should,” “would,” “believe," ”anticipate," "estimate," "expect," “intend,” ”plan,” ”projects," ”outlook," or similar expressions. These statements are based upon the current belief and expectations of the Company‘s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UWHARRIE CAPITAL CORP

Date: April 17, 2019	By:	/s/ Roger L. Dick
Roger L. Dick
President & CEO